Exhibit 99.1

Gladstone Commercial Reports Results for the First Quarter Ended March 31, 2008

  Completed the acquisition of three properties for a total investment of approximately $33.2 million.
  Reported funds from operations (“FFO”) of approximately $3.4 million, or $0.39 per share, compared to $2.9 million, or $0.34 per share for the first quarter of 2007, an increase of 15%.

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Commercial Corp. (NASDAQ:GOOD) (the “Company”) today reported financial results for the quarter ended March 31, 2008. A description of FFO, a relative non–GAAP (“Generally Accepted Accounting Principles in the United States”) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

Net income available to common stockholders for the quarter ended March 31, 2008 was $393,265, or $0.05 per share, compared to $506,905, or $0.06 per share, for the same period one year ago. Net income results when compared to the same period last year were affected by interest expense from the increased number of properties which have long-term financing coupled with the results from discontinued operations, partially offset by the increase in our portfolio of investments in the past year and the corresponding increase in our revenues. Net income results for the quarter ended March 31, 2008 include a partial waiver of the incentive fee of approximately $562,000, compared to net income results for the quarter ended March 31, 2007, which included a full waiver of the incentive fee of approximately $586,000, from the Company’s Adviser, Gladstone Management Corporation.

FFO for the quarter ended March 31, 2008 was $3,381,025, or $0.39 per share, compared to $2,924,717, or $0.34 per share, for the same period one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended March 31, 2008	For the three months ended March 31, 2007

Net income	$1,416,702	$1,530,342
Less: Dividends attributable to preferred stock	(1,023,437)	(1,023,437)
Net income available to common stockholders	393,265	506,905

Add: Real estate depreciation and amortization	2,987,760	2,417,812
FFO available to common stockholders	$3,381,025	$2,924,717

Weighted average shares outstanding - basic & diluted	8,565,264	8,565,264

Basic & diluted net income per weighted average common share	$0.05	$0.06
Basic & diluted FFO per weighted average common share	$0.39	$0.34

First quarter highlights:

  Purchased three properties, which were all fully occupied, with approximately 390,000 square feet for an aggregate purchase price of approximately $33.2 million; and
  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of January, February, and March 2008.

“Our first quarter results were positively impacted by the three acquisitions completed during the quarter. Even though the credit markets continue to be tumultuous, we expect that we will be able to continue to grow our portfolio during the remainder of 2008 by securing alternative sources of financing. We remain excited about the opportunities that are currently available in the marketplace and our pipeline remains robust,” said Chip Stelljes, President and Chief Investment Officer.

Subsequent to quarter end, the Company:

  Purchased one fully-occupied property, with approximately 75,000 square feet for an aggregate purchase price of approximately $3.9 million; and
  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of April, May, and June 2008.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended March 31, 2008, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (“SEC”) and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The Company will hold a conference call on Wednesday, May 7, 2008 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through June 7, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 282350.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE

Funds from Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The Company believes that FFO per share provides investors with a further context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

To learn more about FFO please refer to the Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC today.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company, the closing of any transaction and the Company’s ability to secure alternative sources of financing. Words such as “may,” “continue,” “will,” “believes,” “anticipates,” “intends,” “expects,” “projects,” “estimates” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 27, 2008. The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(Unaudited)

	March 31, 2008	December 31, 2007

ASSETS
Real estate, net of accumulated depreciation of $17,842,267 and $15,738,634, respectively	$353,335,334	$324,761,772
Lease intangibles, net of accumulated amortization of $8,445,057 and $7,560,928, respectively	31,079,739	28,989,556
Mortgage notes receivable	10,000,000	10,000,000
Cash and cash equivalents	1,335,884	1,356,408
Restricted cash	2,409,065	1,914,067
Funds held in escrow	1,538,551	1,401,695
Deferred rent receivable	5,575,368	5,094,799
Deferred financing costs, net of accumulated amortization of $2,433,815 and $2,184,492, respectively	4,191,740	4,405,129
Prepaid expenses and other assets	1,717,397	979,263

TOTAL ASSETS	$411,183,078	$378,902,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$201,736,050	$202,120,471
Short-term loan and borrowings under line of credit	59,050,000	24,400,000
Deferred rent liability	3,736,644	3,933,035
Asset retirement obligation liability	2,101,655	1,811,752
Accounts payable and accrued expenses	693,112	778,949
Due to adviser	788,428	784,301
Obligation under capital lease	225,067	-
Rent received in advance, security deposits and funds held in escrow	3,302,629	2,706,113

Total Liabilities	271,633,585	236,534,621

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 17,700,000 shares authorized and 8,565,264 shares issued and outstanding	8,565	8,565
Additional paid in capital	170,640,979	170,640,979
Notes receivable - employees	(2,769,791)	(2,769,923)
Distributions in excess of accumulated earnings	(28,332,410)	(25,513,703)

Total Stockholders’ Equity	139,549,493	142,368,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$411,183,078	$378,902,689

Gladstone Commercial Corporation
Consolidated Statements of Operations
(Unaudited)

	For the three months ended March 31,
	2008	2007
Operating revenues
Rental income	$9,189,465	$7,078,036
Interest income from mortgage notes receivable	238,297	250,000
Tenant recovery revenue	85,719	55,735
Total operating revenues	9,513,481	7,383,771

Operating expenses
Depreciation and amortization	2,987,760	2,417,812
Property operating expenses	241,568	174,176
Base management fee	431,868	482,044
Incentive fee	704,667	585,768
Administration fee	212,196	207,018
Professional fees	97,662	149,431
Insurance	41,797	58,634
Directors fees	54,250	54,250
Stockholder related expenses	126,423	99,617
Asset retirement obligation expense	30,468	28,160
General and administrative	14,631	40,351
Total operating expenses before credit from Adviser	4,943,290	4,297,261

Credit to incentive fee	(562,355)	(585,768)
Total operating expenses	4,380,935	3,711,493

Other income (expense)
Interest income from temporary investments	9,548	229,016
Interest income - employee loans	52,144	60,422
Other income	9,296	8,414
Interest expense	(3,753,604)	(2,514,461)
Total other expense	(3,682,616)	(2,216,609)

Income from continuing operations	1,449,930	1,455,669

Discontinued operations
Loss from discontinued operations	(33,228)	(4,001)
Net realized income from foreign currency transactions	-	7
Taxes refunded on sale of real estate	-	78,667
Total discontinued operations	(33,228)	74,673

Net income	1,416,702	1,530,342

Dividends attributable to preferred stock	(1,023,437)	(1,023,437)

Net income available to common stockholders	$393,265	$506,905

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$0.05	$0.05
Discontinued operations	0.00	0.01

Net income available to common stockholders	$0.05	$0.06

Weighted average shares outstanding- basic & diluted	8,565,264	8,565,264

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the three months ended March 31,
	2008	2007

Cash flows from operating activities:
Net income	$1,416,702	$1,530,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,987,760	2,417,812
Amortization of deferred financing costs	249,323	164,462
Amortization of deferred rent asset and liability	(133,017)	(133,017)
Asset retirement obligation expense	30,468	28,160
Increase in prepaid expenses and other assets	(76,011)	(119,112)
Increase in deferred rent receivable	(543,943)	(370,227)
(Decrease) increase in accounts payable, accrued expenses, and amount due adviser	(81,710)	289,942
Increase in rent received in advance	101,518	79,357
Net cash provided by operating activities	3,951,090	3,887,719

Cash flows from investing activities:
Real estate investments	(33,167,003)	(41,778,821)
Increase in funds held in escrow related to acquisition	(762,123)	-
Net payments to lenders for reserves held in escrow	(547,624)	(214,107)
Increase in restricted cash	(494,998)	(129,799)
Deposits on future acquisitions	(1,300,000)	(610,000)
Deposits applied against real estate investments	1,400,000	460,000
Net cash used in investing activities	(34,871,748)	(42,272,727)

Cash flows from financing activities:
Borrowings under mortgage notes payable	-	13,775,000
Principal repayments on mortgage notes payable	(384,421)	(194,961)
Principal repayments on employee notes receivable from sale of common stock	132	25,012
Borrowings from line of credit	36,150,000	-
Repayments on line of credit	(1,500,000)	-
Increase in reserves from tenants	548,856	346,542
Increase in security deposits	356,910	-
Payments for deferred financing costs	(35,934)	(378,745)
Dividends paid for common and preferred	(4,235,409)	(4,106,932)
Net cash provided by financing activities	30,900,134	9,465,916

Net decrease in cash and cash equivalents	(20,524)	(28,919,092)

Cash and cash equivalents, beginning of period	1,356,408	36,005,686

Cash and cash equivalents, end of period	$1,335,884	$7,086,594

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation	$259,435	$92,143

CONTACT:
Gladstone Commercial Corp.
Kerry Finnegan, 703-287-5893